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EXHIBIT 10.6

BROOKFIELD HOMES CORPORATION
DEFERRED SHARE UNIT PLAN

1.    PURPOSE

        The purpose of the Brookfield Homes Corporation Deferred Share Unit Plan is to provide executives of the Corporation or its Subsidiaries, compensation opportunities that are consistent with shareholder interests.

2.    DEFINITIONS

        The following terms, when used in the Plan, shall have the respective meanings set forth below, unless the context specifically requires otherwise.

Corporation:	Brookfield Homes Corporation
Beneficiary:	A dependent or relation of the Executive.
Committee:	The Compensation Committee of the Board of Directors of the Corporation.
Fiscal Year:	The Corporation's Fiscal Year. The Corporation currently has a Fiscal Year end of December 31.
Notification Date:	The date during the year when the bonus is awarded for the prior year.
Participant:	An Executive who participates in the Plan.
Plan:	Brookfield Homes Corporation Deferred Share Unit Plan as set forth herein.
Executive:	A designated senior executive of the Corporation or a Subsidiary.
Share:	A share of common stock of Brookfield Homes Corporation.
Subsidiary:	A subsidiary of the Corporation.
NYSE:	The New York Stock Exchange.
Units:	The deferred share units issued to Participants in accordance with sections 6 and 8 of the plan.

3.    INTERPRETATION

        This Plan is intended to qualify as a "prescribed plan" as defined in paragraph 6801 (d) of the Income Tax Regulations under the Income Tax Act (Canada). As a result, the value of Units granted under the Plan, including dividend equivalents, will not be included in a Participant's income until the year the Units are redeemed. This Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees.

4.    ADMINISTRATION

  (a)
  The Plan shall be administered by the Committee and the Corporation will be responsible for all costs relating to the administration of the Plan.

  (b)
  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make determinations and take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or action made or taken pursuant to the Plan, including interpretation of the Plan, shall be final and conclusive for all purposes and binding upon all parties.

5.    ELIGIBILITY

        Designated Executives are eligible to participate.

6.    ELECTION OF PARTICIPANTS

  (a)
  Participants will have the option to elect each year to receive all or a portion of their Management Incentive Plan (MIP) bonus to which they may be entitled in the form of Units.

  (b)
  The portion of the MIP bonus allocated to the Plan will be increased at the discretion of the Committee by a factor of up to two when calculating the number of Units granted.

  (c)
  A Participant must indicate his/her decision to participate in the Plan during the first quarter of the fiscal year with respect to the MIP bonus for that Fiscal Year other than the first year when such decision is required before the end of the fourth quarter of that Fiscal Year.

  (d)
  Once the election is made to participate, it is irrevocable with respect to the MIP bonus for that Fiscal Year.

7.    DEFERRED SHARE UNITS

  (a)
  There will be no Shares issued, authorized, reserved, purchased or sold at any time in connection with Units allocated under the Plan.

  (b)
  Under no circumstances will Units be considered Shares, or entitle any Participant to the exercise of voting rights or to the exercise of any other rights arising from the ownership of Shares.

  (c)
  No certificates will be issued with respect to the Units.

  (d)
  One (1) Unit is notionally equivalent to one (l) Share. Fractional Units are permitted under the Plan.

  (e)
  In no event may the rights or interest of a Participant be assigned, encumbered or transferred, except to the extent that rights may pass to a Beneficiary or legal representative of a Participant pursuant to the terms of the Plan upon the death of a Participant.

8.    ALLOTMENT OF THE DEFERRED SHARE UNITS

  (a)
  Following the end of the Fiscal Year, once MIP bonuses have been determined, the adjusted dollar value of the portion of the MIP bonus allocated to the Plan will be divided by the closing price of a Share on the NYSE on the Notification Date.

  (b)
  Additional Units will be allotted to participants to reflect dividends paid on an equivalent number of Shares to the total Units held at the time of payment. The number of additional Units will be determined by dividing the dollar value of the notional dividends by the closing price of a Share on the NYSE on the dividend payment date.

  (c)
  The Corporation and its Subsidiaries, and their directors and officers, shall not be liable to any Participant, Beneficiary or legal representative for any decrease in the value of Units that may occur. Any Participant, Beneficiary or legal representative will not be entitled, either immediately or in the future, absolutely or contingently, to receive or obtain any amount or benefit designed to reduce the impact of any reduction in the fair market value of the Shares.

9.    VESTING

  (a)
  The Units will vest over five years at the end of each year, ratably, except as indicated below.

  (b)
  In the event of termination of a Participant by the Corporation or a Subsidiary within five years of an allotment of Units, the Participant will be eligible to all vested Units and 50% of any unvested Units at that time.

  (c)
  In the event of death, all Units held by a Participant become fully vested.

10.  DESIGNATION OF A BENEFICIARY

        The Participant may designate a Beneficiary who will be entitled to receive all amounts that may be received under the Plan after the Participant's death. If no Beneficiary is designated, the legal representative of the Participant will be entitled to receive such amounts.

11.  REDEMPTION OF THE DEFERRED SHARE UNITS

  (a)
  Vested Units can only be redeemed after cessation of employment whether due to termination, retirement or death, which is hereafter referred to as Retirement.

  (b)
  In the event of death, a Participant's designated Beneficiary, or legal representative, as the case may be, shall be entitled to redeem the Units.

  (c)
  Redemption of the Units must take place no later than 12 months following Retirement, by written notice delivered by the Participant, or his legal representative, to the Committee (the "Notice of Redemption") or if no such Notice of Redemption is received, on the first anniversary of the Retirement.

  (d)
  The value of the Units on redemption will be based on the closing price of a common share of the Corporation on the NYSE on the date the Notice of Redemption is received by the Committee or if no such Notice is received, on the first anniversary of the Retirement. The value of the Units will be paid in cash less applicable statutory deductions and tax withholdings as determined by the Committee.

12.  ADJUSTMENTS

        Appropriate adjustments will be made by the Committee, with respect to the number of Units, in order to adjust for the effect of subdivision or consolidation of the Corporation's common shares, payment of dividends in stock (other than normal dividends), reclassification or conversion of the Shares, recapitalization, reorganization, capital distribution or any other event which, in the judgement of the Committee justifies action by way of adjustment to the number of Units.

13.  AMENDMENT OR TERMINATION

        The Committee may amend, suspend or terminate the Plan at any time and in such manner and to such extent as it deems advisable. No such amendment, suspension or termination shall materially adversely affect the rights of a Participant in respect of Units granted prior to the date of such amendment, suspension or termination.

BROOKFIELD HOMES CORPORATION
DEFERRED SHARE UNIT PLAN TERM SHEET

Purpose:	To provide senior executives with the ability to defer bonuses and invest the amounts in share units of the company on a pre-tax basis.
Eligibility:	Designated senior executives.
Participation:	Voluntary, up to 100% of the bonus to be deferred on an annual basis.
Enhanced Bonus:	Bonus to be increased by up to two times with the number of share units allocated based on the price on day of the award.
Vesting:	Over 5 years, at the end of each year, ratably.
Redemption:	Vested portion to be redeemed on cessation of employment — defined as retirement, death or resignation.
Administration:	Compensation Committee

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